Exhibit 32
SECTION 1350 CERTIFICATION
In connection with the Quarterly Report of Stericycle, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) we, Cindy J. Miller, Chief Executive Officer of the registrant, and Janet H. Zelenka, Chief Financial Officer of the registrant, certify as follows:
(a)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 27, 2023

/s/ CINDY J. MILLER
Cindy J. Miller
Chief Executive Officer
Stericycle, Inc.

/s/ JANET H. ZELENKA
Janet H. Zelenka
Executive Vice President, Chief Financial Officer & Chief Information Officer
Stericycle, Inc.